AMENDMENT NO. 8, dated as of October 9, 2014 (this “Amendment”), in respect of the Amended and Restated Superpriority Debtor-in-Possession Credit Agreement dated as of July 12, 2013 (as amended, supplemented or otherwise modified, the “DIP Credit Agreement”) by and among Exide Technologies, a Delaware corporation and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (the “US Borrower”), Exide Global Holding Netherlands C.V., a limited partnership organized under the laws of the Netherlands (the “Foreign Borrower” and, together with the US Borrower, the “Borrowers”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., a national banking association, as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Agent”). Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the DIP Credit Agreement.

WHEREAS, the parties hereto desire to amend the DIP Credit Agreement as provided for herein.

NOW THEREFORE, the parties hereto hereby agree as follows:

SECTION 1 . Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the DIP Credit Agreement has the meaning assigned to such term in the DIP Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the DIP Credit Agreement shall, after the amendments set forth in Section 2 become effective pursuant to Section 10, refer to the DIP Credit Agreement as amended hereby.

SECTION 2 . Amendments to the DIP Credit Agreement.

Subject to the satisfaction of the applicable conditions precedent set forth in Section 10 below, from and after the Amendment Effective Date (as defined below), the DIP Credit Agreement is hereby amended as follows:

(a) Section 2.4(e)(ii)(B) of the DIP Credit Agreement is hereby amended by amending and restating the initial sentence thereof to read as follows:

“(B) Within 3 Business Days of the date of receipt by any Loan Party of the Net Cash Proceeds of any voluntary or involuntary sale or disposition made after the Amendment No. 8 Effective Date by any Loan Party or any of the Restricted Subsidiaries of any assets (including Casualty Events but excluding sales or dispositions which qualify as Permitted Dispositions except for clauses (q), (s) and (u) of the definition of Permitted Dispositions), the Borrowers shall prepay the outstanding principal amount of the Obligations, in accordance with Section 2.4(f)(ii), in an amount equal to 100% of such Net Cash Proceeds (including condemnation awards and payments in lieu thereof) received by such Person in connection with such sales or dispositions.”

(b) Section 2.10 of the DIP Credit Agreement is hereby amended by:

(i) inserting a new clause (f) to read as follows:

“(f) On December 31, 2014, to Agent (i) for the ratable account of the Revolver Lenders, a duration fee in an amount equal to 0.50% of the aggregate amount of the Revolver Commitments as of December 30, 2014 and (ii) for the ratable account of the Term Lenders, a duration fee in an amount equal to 0.50% of the aggregate amount of the Term Advances as of December 30, 2014.”; and

(ii) Inserting a new clause (g) to read as follows:

“(g) On the last Business Day of each month from and including October 31, 2014 up to the last Business Day of the month prior to the Payoff Date and on the Payoff Date, to Agent for the ratable account of the Term Lenders, a fee in an amount equal to 0.0833% of the aggregate outstanding principal amount of the Term Advances as of the Business Day immediately preceding such day.”

(c) Section 3.2 of the DIP Credit Agreement is hereby amended by (i) deleting the reference to “and” at the end of clause (e), (ii) replacing the period at the end of clause (f) with a reference to “; and” and (iii) adding a new clause (g) thereto to read as follows:

“(g) in the case of any Revolver Advance, Unrestricted Cash shall not exceed $50,000,000 after giving effect to the making of such Revolver Advance and any application of the proceeds of such Revolver Advance within three Business Days of such Revolver Advance.”

(d) Section 5.7(b) of the DIP Credit Agreement is hereby amended by deleting both of the provisos thereto.

(e) Section 5.14 of the DIP Credit Agreement is hereby amended by adding the following new sentence immediately after the first sentence therein:

“The Company shall arrange for, on the last Business Day of each month or such other Business Day during the week immediately following such Business Day as the Company may designate upon reasonable prior notice (unless waived by the Agent) a conference call discussing and analyzing the financial condition and results of operations of each of the Loan Parties for the prior month and progress in achieving the Milestones.”

(f) Section 6.1 of the DIP Credit Agreement is hereby amended by adding the following proviso at the end thereof:

“provided, that from and after the Amendment No. 8 Effective Date, the Loan Parties will not, and will not permit any of the Restricted Subsidiaries to, incur or become liable with respect to any Indebtedness pursuant to clause (e), (n) or (q) of the definition of Permitted Indebtedness”; provided, further, that any such Indebtedness incurred prior to the Amendment No. 8 Effective Date, pursuant to clause (e), (n) or (q) of the definition of Permitted Indebtedness that remains outstanding as of the Amendment No. 8 Effective Date shall be permitted to remain outstanding; and

(g) Section 7.1 of the DIP Credit Agreement is hereby amended and restated in its entirety to read as follows:

“7.1 Minimum Liquidity. The Company shall not permit (a) the aggregate amount of Liquidity to be less than $50,000,000 or (b) the aggregate amount of US Liquidity to be less than $25,000,000, in each case, for any five (5) consecutive Business Days.”

(h) Section 7.2 of the DIP Credit Agreement is hereby amended and restated in its entirety to read as follows:

“7.2 Maximum Capital Expenditures. The Company shall not, and shall not permit its Restricted Subsidiaries to, make or incur, on a consolidated basis, Capital Expenditures: (a) during the fiscal quarter of the Company ending December 31, 2014, in an amount exceeding $35,000,000, or (b) during any calendar month ending after December 31, 2014, in an amount exceeding $12,500,000.”

(i) Section 7.5 of the DIP Credit Agreement is hereby amended and restated in its entirety to read as follows: “[Reserved]”.

(j) Section 8.13 of the DIP Credit Agreement is hereby amended by replacing the reference to “the Agent’s and the Required Lenders’ consent” therein with a reference to “the consent of the Agent, the Required Revolver Lenders and the Required Term Lenders”;

(k) Section 8.18 of the DIP Credit Agreement is hereby amended by replacing the reference to “the written consent of the Agent and the Required Lenders” therein with a reference to “the written consent of the Agent, the Required Revolver Lenders and the Required Term Lenders” and by adding the following proviso at the end thereof:

“provided, that consent by Lenders to Amendment No. 8 shall be deemed to constitute consent to entry of an order amending, supplementing or modifying the Final Financing Order as necessary to effectuate Amendment No. 8 and to permit the reimbursement of reasonable and actual fees and expenses provided for under Section 15.7 as additional adequate protection for the Prepetition Senior Secured Noteholders’ Unofficial Committee”;

(l) Section 8.21 of the DIP Credit Agreement is hereby amended by replacing the reference to “the Required Lenders’ consent” with a reference to “the consent of the Required Revolver Lenders and the Required Term Lenders (or, in the case of a transaction that contemplates the termination of all Revolver Commitments and the payment in full in cash of all Revolver Obligations (other than Bank Product Obligations that are not Noticed Bank Product Obligations and other than contingent obligations as to which no claim has been asserted) at or prior to the consummation of such transaction and is otherwise reasonably satisfactory in form and substance to the Agent, the Required Lenders’ consent”;

(m) Section 8.31 of the DIP Credit Agreement is hereby amended and restated in its entirety to read as follows:

“8.31 Modification to PSA If the PSA shall at any time be (i) terminated, unless a replacement PSA is entered into within 14 days after the date of such termination, or (ii) amended, supplemented or otherwise modified in a manner such that the Reorganization Plan supported thereby ceases to constitute an Acceptable Reorganization Plan, in any such case, without the consent of the Agent.”

(n) Section 9.1 of the DIP Credit Agreement is hereby amended by:

(i) replacing the reference to “the Required Lenders and, in the case of clause (b), the Required Revolver Lenders” with a reference to “the Required Lenders (or (i) in the case of clauses (a)(ii) or (b), the Required Revolver Lenders (and no other Lenders) and (ii) in the case of clause (a)(iii), the Required Term Lenders (and no other Lenders)”;

(ii) amending and restating clause (a) thereof in its entirety to read as follows:

“(a) declare immediately due and payable, whether evidenced by this Agreement or by any of the other Loan Documents, (i) the Obligations (other than the Bank Product Obligations), (ii) the Revolver Obligations (other than the Bank Product Obligations) or (iii) the Term Obligations, in each case whereupon the same shall become and be immediately due and payable and Borrowers shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by each Borrower; provided that the Revolver Obligations (other than the Bank Product Obligations) shall immediately and automatically become due and payable pursuant to this clause upon the acceleration of the Term Obligations pursuant to subclause (iii) above,”

(iii) adding the following new sentence to the end thereof to read as follows: “The provisions of this Section 9.1 concerning rights and remedies with respect to the Collateral are subject to the provisions of Section 9.3”.

(o) The DIP Credit Agreement is hereby amended by adding a new Section 9.3 in the appropriate numerical order to read as follows:

“Section 9.3 Certain Intercreditor Agreements. (a) Notwithstanding anything to the contrary herein or in any other Loan Document, but subject to Section 9.3(b), each Term Lender agrees (solely in its capacity as a Term Lender) that, so long as any Revolver Commitments remain in effect or any Revolver Obligations remain outstanding (other than Bank Product Obligations that are not Noticed Bank Product Obligations and other than contingent obligations as to which no claim has been asserted):

(i) it shall not exercise or seek to exercise (or instruct the Agent to exercise or seek to exercise) any rights or remedies (including setoff and credit bidding) with respect to any Collateral, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure),

(ii) it shall not contest, protest or object to (including, without limitation, by objecting to any motion or other pleading filed with the Bankruptcy Court in any way related to any such action) any foreclosure proceeding or any action brought with respect to the Collateral by the Agent or any Revolver Lender, the exercise of any right by the Agent or any Revolver Lender in respect of the Collateral under any lockbox agreement, control agreement, or similar agreement or arrangement, or any other exercise by any such party of any rights and remedies relating to the Collateral, so long as the order of application of proceeds set forth in Section 2.4(b)(ii) is complied with (to the extent applicable),

(iii) it shall not object to the forbearance by the Agent or the Revolver Lenders from bringing or pursuing any foreclosure proceeding or any action or any other exercise of any rights or remedies relating to the Collateral,

(iv) the Agent (acting at the direction of the Required Revolver Lenders, and no other Lenders) and the Revolver Lenders shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their Revolver Obligations) and make determinations regarding the release of, disposition of or restrictions with respect to the Collateral without any consultation with or the consent of any Term Lender or any representative of any Term Lender,

(v) in exercising rights and remedies with respect to the Collateral, the Agent (acting at the direction of the Required Revolver Lenders, and no other Lenders) and the Revolver Lenders may enforce the provisions of the Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion, so long as the order of application of proceeds set forth in Section 2.4(b)(ii) is complied with (to the extent applicable),

(vi) it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including setoff and credit bidding) with respect to any Collateral, other than in accordance with Section 2.4(b)(ii), and

(vii) it will not take any action (including, without limitation, objecting to any motion or other pleading filed with the Bankruptcy Court in any way related to any such action) that would hinder any exercise of remedies undertaken by the Agent (acting at the direction of the Required Revolver Lenders, and no other Lenders) or any Revolver Lender with respect to the Collateral, including any disposition of the Collateral, whether by foreclosure or otherwise, so long as the order of application of proceeds set forth in Section 2.4(b)(ii) is complied with (to the extent applicable),

(viii) that it waives any and all rights it may have to object to the manner in which the Agent (acting at the direction of the Required Revolver Lenders, and no other Lenders) or any Revolver Lender seeks to enforce or collect the Revolver Obligations or the Liens on the Collateral, regardless of whether any action or failure to act by the Agent (acting (or failing to act) at the direction of the Required Revolver Lenders, and no other Lenders) or any Revolver Lender is adverse to the interests of the Term Lenders, so long as the order of application of proceeds set forth in Section 2.4(b)(ii) is complied with (to the extent applicable) and

(ix) that any Collateral or proceeds thereof received by it in connection with the exercise of any right or remedy (including setoff and credit bidding) other than in accordance with Section 2.4(b)(ii) or otherwise in contravention of the foregoing shall be segregated and held in trust for the benefit of the Agent and the Revolver Lenders and forthwith paid over to the Agent for its benefit and for the benefit of the Revolver Lenders in the same form as received, with any necessary endorsements, or otherwise in accordance with Section 2.4(b)(ii), or as a court of competent jurisdiction may otherwise direct (and the Agent is hereby authorized to make any such endorsements as its agent, which authorization is coupled with an interest and is irrevocable).

(b) Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, the Agent and each of the Lenders agree that none of the provisions contained in Section 9.3(a) shall limit the ability of the Agent, based upon the instruction of the Required Term Lenders, (or the ability of any Lender to so instruct the Agent) to credit bid any or all of the Term Obligations in a transaction that contemplates the termination of all Revolver Commitments and the payment in full in cash of all Revolver Obligations (other than Bank Product Obligations that are not Noticed Bank Product Obligations and other than contingent obligations as to which no claim has been asserted) at or prior to the consummation of such transaction.”

(p) Section 14.1(a)(iii) of the DIP Credit Agreement is hereby amended by replacing the reference to “the Required Lenders” in the parenthesis thereof with a reference to “(i) with respect to Revolver Obligations, the Required Revolver Lenders, and (ii) with respect to Term Obligations, the Required Term Lenders”.

(q) Section 14.1(d)(iv) of the DIP Credit Agreement is hereby amended by (i) adding a reference to “or to Section 6.4 (other than with respect to any transaction that contemplates the termination of all Revolver Commitments and the payment in full in cash of all Revolver Obligations (other than Bank Product Obligations that are not Noticed Bank Product Obligations and other than contingent obligations as to which no claim has been asserted) at or prior to the consummation of such transaction and is otherwise reasonably satisfactory in form and substance to the Agent)” immediately preceding the reference to “shall become effective” and (ii) adding a reference to “, to the last sentence of Section 9.1, to Section 9.3” immediately following the reference to “Section 2.15(d)”.

(r) Section 15.7 of the DIP Credit Agreement is hereby amended by amending and restating the initial sentence thereof to read as follows:

“The Required Term Lenders may, at the Company’s expense, retain (i) the Required Term Lenders’ Advisors to represent them in connection with the Loan Documents and (ii) professionals to represent them in connection with environmental matters (including legal, strategic or technical) related to the Company and its Restricted Subsidiaries (all reasonable, actual and documented costs, fees and expenses of the Required Term Lenders’ Advisors, one Delaware law firm retained by the Required Term Lenders and any such environmental professionals, collectively, the “Required Term Lenders’ Advisors’ Expenses”).”

(s) Section 15.9 of the DIP Credit Agreement is hereby amended by:

(i) replacing each reference to “the Required Lenders” in the penultimate sentence thereof with a reference to “the Required Revolver Lenders and the Required Term Lenders (collectively)”; and

(ii) amending and restating the last sentence thereof in its entirety to read as follows:

“If at any time the Person acting as “Agent” in respect of the Term Facility is not the Person acting as “Agent” in respect of the Revolver Facility and the Letters of Credit, the term “Agent” as used herein shall (i) in the case of Section 9.3 hereof, be deemed a reference to the Person acting as “Agent” in respect of the Revolver Facility and (ii) in the case of all other provisions hereof, be deemed a collective reference to each such Person, the applicable provisions of this Agreement and the other Loan Documents shall be construed accordingly, mutatis mutandis, and such Persons shall cooperate in the administration of this Agreement and the other Loan Documents to the extent necessary or appropriate.”

(t) Section 15.11(a) of the DIP Credit Agreement is hereby amended by inserting the following immediately following the last sentence of that Section:

“Notwithstanding anything to the contrary in this Agreement or in any other Loan Document but subject to Section 9.3, (i) the Agent may (and each Term Lender hereby authorizes the Agent to), based upon the instruction of the Required Term Lenders, credit bid any or all Term Obligations and purchase all or any portion of the Collateral at any sale thereof conducted under any applicable law, including the Bankruptcy Code, the Code or the PPSA, or at any sale or foreclosure conducted by Agent (whether by judicial action or otherwise) in accordance with applicable Law and (ii) any credit bidding of the Revolver Obligations shall require the consent of the Required Revolver Lenders.”

(u) Schedule 1.1 to the DIP Credit Agreement is hereby amended by:

(i) amending and restating the definition of Acceptable Reorganization Plan in its entirety to read as follows:

““Acceptable Reorganization Plan” means a Reorganization Plan that (a)(i) provides for the termination of the Commitments and the payment in full in cash of the Revolver Obligations under the Loan Documents (other than contingent indemnification obligations not yet due and payable) on the effective date of such Reorganization Plan and (ii) provides for the payment in full in cash of the Term Obligations under the Loan Documents (other than contingent indemnification obligations not yet due and payable) on the effective date of such Reorganization Plan, or such other treatment of the Term Obligations as the holders of such Term Obligations shall consent to under the terms of such Reorganization Plan, (b) contains release and indemnification provisions relating to the Agent and the Lenders that are reasonably acceptable to the Agent, (c) does not contain any provisions that are materially inconsistent with the payment, release and indemnification provisions described in clauses (a), (b) and (c) contemplates effectiveness of such Reorganization Plan no later than March 31, 2015.”

(ii) inserting the following new definitions in the appropriate alphabetical order:

““Amendment No. 8” means that certain Amendment No. 8 to this Agreement, dated as of October 9, 2014 by and among the Borrowers, the Agent and the Lenders.

“Amendment No. 8 Effective Date” means the “Amendment Effective Date” (as defined in Amendment No. 8).

“PSA” means the customary plan support agreement referred to in Section 9(c)(iv) of Amendment No. 6, as the same may be modified or replaced from time to time to the extent not constituting an Event of Default under Section 8.31.”

(iii) amending and restating the table contained in the definition of “Applicable Margin” in its entirety to read as follows:

	LIBOR Rate Loans/
	Overnight LIBO Rate
Date of Determination	Loans	Base Rate Loans	Unused Fees
On or prior to December 31, 2014	4.00%	3.00%	1.00%

After December 31, 2014	4.50%	3.50%	1.50%

(iv) inserting the following new definition in the appropriate alphabetical order:

““Margin Increase Approval Order” means an order of the Bankruptcy Court authorizing the amendments set forth in clauses 2(c) and 2(q)(iii) of Amendment No. 8, which order shall have been entered on such prior notice to such parties as may be satisfactory to the Agent in its sole discretion and be reasonably satisfactory in form and substance to Agent.”

(v) amending and restating the definition of “Maturity Date” in its entirety to read as follows:

““Maturity Date” means the earliest to occur of (a) March 31, 2015, (b) if the Margin Increase Approval Order has not been entered on or prior to November 3, 2014, November 4, 2014, (c) if the Margin Increase Approval Order has been stayed or amended or modified except as otherwise agreed to in writing by the Agent in its sole discretion, the effective date of such stay, amendment or modification, (d) the acceleration of the Advances and the termination of the Commitments pursuant to Section 9.1 and (e) the substantial consummation (as defined in Section 1101(2) of the Bankruptcy Code, which for purposes hereof shall be no later than the effective date thereof) of a Reorganization Plan that is confirmed pursuant to an order entered by the Bankruptcy Court.”

(vi) amending and restating clause (t) of the definition of “Permitted Disposition” in its entirety to read “the sale or disposition of approximately 50 tons of Texas Commission on Environmental Quality Dallas-Fort Worth nitrogen oxide emission reduction credits, which sale or disposition shall be made at fair market value pursuant to bidding procedures approved by the Bankruptcy Court”;

(vii) the definition of “Permitted Indebtedness” is hereby amended as follows:

(A) amending and restating clause (p) thereof in its entirety to read: “Indebtedness identified on (i) Schedule P-4 and any Refinancing Indebtedness in respect of such Indebtedness and (ii) Schedule P-5;”

(B) replacing the reference to “€5,000,000 at any time, inclusive of amounts outstanding on the Closing Date; and” in clause (r) thereof with a reference to “€2,000,000 at any time;”;

(C) replacing the reference to “€4,000,000 at any time, inclusive of amounts outstanding on the Closing Date” in clause (s) thereof with a reference to “€2,000,000 at any time”;

(D) replacing the reference to “€50,000,000 at any time, inclusive of amounts outstanding on the Closing Date.” in clause (t) thereof with a reference to “€10,000,000 at any time; and”;

(E) adding a new clause (u) thereto to read: “(u) Indebtedness of Foreign Subsidiaries incurred on or after the Amendment No. 8 Effective Date in an aggregate principal amount not to exceed €5,000,000 at any time outstanding.”

(viii) inserting the following new definition in the appropriate alphabetical order:

““US Liquidity” means, at any time, the sum of (x) Unrestricted Cash held in accounts of the US Borrower plus (y) Excess Availability, in each case at such time.

(v) Exhibit W-2 of the DIP Credit Agreement is hereby amended and restated in its entirety to read as follows:

“By no later than November 17, 2014, either (i) the PSA shall have been executed by the parties thereto or (ii)(x) the Board of Directors of the Company shall have approved a sale process in form and substance reasonably satisfactory to the Agent in its sole discretion (after reasonable consultation with the Required Lenders’ Advisors) and (y) informational packages and solicitations for bids that are in form and substance reasonably acceptable to the Agent (after reasonable consultation with the Required Term Lenders’ Advisors) shall have been distributed to potential bidders;

If the condition set forth in clause (i) of the first paragraph of this Exhibit W-2 is satisfied, then

(i) by no later than January 15, 2015, the Company shall have obtained the Bankruptcy Court’s approval of a disclosure statement for an Acceptable Reorganization Plan and solicitation procedures contemplating completion of a confirmation hearing with respect to an Acceptable Reorganization Plan no later than March 10, 2015, which disclosure statement and solicitation procedures must otherwise be in form and substance reasonably acceptable to the Agent, and the Bankruptcy Court’s approval of such disclosure statement and solicitation procedures shall not have been amended, modified or supplemented (or any portions thereof reversed, stayed or vacated) other than as agreed in writing by the Agent;

(ii) by no later than March 10, 2015, the Company shall obtain entry of an order of the Bankruptcy Court confirming an Acceptable Reorganization Plan, which order shall be in form and substance acceptable to the Agent in its sole discretion and shall not have been amended, modified or supplemented (or any portions thereof reversed, stayed or vacated) other than as agreed in writing by the Agent; and

(iii) by no later than March 31, 2015, the effective date of an Acceptable Reorganization Plan shall have occurred, and the order confirming the Acceptable Reorganization Plan shall not have been amended, modified or supplemented (or any portions thereof reversed, stayed or vacated) other than as agreed in writing by the Agent.

If the condition set forth in clause (ii) of the first paragraph of this Exhibit W-2 is satisfied, then

(i) by no later than December 23, 2014, the Company shall have received a fully executed stalking horse bid to purchase all or a portion of the assets of the Company and/or its Subsidiaries, reasonably satisfactory in form and substance to the Agent (after reasonable consultation with the Required Term Lenders’ Advisors) and subject only to approval by the Bankruptcy Court, the cash proceeds of which would be sufficient to satisfy all Revolver Obligations in cash in full upon the consummation of such transaction, and such bid shall not at any time be withdrawn or terminated;

(ii) by no later than January 15, 2015, the Bankruptcy Court shall have approved bidding procedures and the stalking horse bidder, in form and substance reasonably acceptable to the Agent (after reasonable consultation with the Required Term Lenders’ Advisors), and (A) such bid shall not at any time be withdrawn or terminated other than through replacement of such bid with another binding bid that also satisfies the requirements set forth in the foregoing clause (i) of this sentence and (B) such approval shall be in full force and effect, and shall not have been (x) vacated, reversed, or stayed, or (y) amended or modified except as otherwise agreed to in writing by Agent in its sole discretion (after reasonable consultation with the Required Term Lenders’ Advisors);

(iii) by no later than March 10, 2015, the Bankruptcy Court shall have approved a sale of all or a portion of the assets of the Company and/or its Subsidiaries, reasonably satisfactory in form and substance to the Agent (after reasonable consultation with the Required Term Lenders’ Advisors), the cash proceeds of which would be sufficient to satisfy all Revolver Obligations in cash in full upon the consummation of such transaction, such approval to be in form and substance acceptable to the Agent in its sole discretion (after reasonable consultation with the Required Term Lenders’ Advisors), and such approval shall be in full force and effect, and shall not have been (A) vacated, reversed, or stayed, or (B) amended or modified except as otherwise agreed to in writing by Agent in its sole discretion (after reasonable consultation with the Required Term Lenders’ Advisors); and

(iv) by no later than March 31, 2015, the sale referred to in the foregoing clause (iii) of this sentence shall have been consummated.”

SECTION 3 Commitment Reductions. In accordance with Sections 2.4(c)(i) and (c)(ii) of the DIP Credit Agreement, as applicable, the Borrower hereby gives notice to the Agent that, effective as of the Amendment Effective Date, (a) the Multicurrency Revolver Commitments shall be reduced to $102,222,222.22 (such reduction to be applied to reduce the Multicurrency Revolver Commitments of each Multicurrency Revolver Lender in accordance with its Pro Rata Share of the Multicurrency Revolver Commitments) and (b) the Dollar Revolver Commitments shall be reduced to $97,777,777.78 (such reduction to be applied to reduce the Dollar Revolver Commitments of each Dollar Revolver Lender in accordance with its Pro Rata Share of the Dollar Revolver Commitments).

SECTION 4 FATCA Matters. For purposes of determining withholding Taxes imposed under FATCA, from and after the Amendment Effective Date, the Borrowers and the Agent shall treat (and the Lenders hereby authorize the Agent to treat) the DIP Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

SECTION 5 Representations and Warranties; No Default. The Borrowers represent and warrant that (a) the representations and warranties of the Loan Parties set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Amendment Effective Date, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties are true and correct in all material respects (or true and correct, as the case may be) as of such earlier date) and (b) no Default or Event of Default has occurred and is continuing on the Amendment Effective Date.

SECTION 6 . Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND (TO THE EXTENT APPLICABLE) THE BANKRUPTCY CODE.

SECTION 7 . Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic imaging means of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. Delivery to Agent by any Lender of an executed counterpart of a signature page to this Amendment shall constitute such Lender’s irrevocable consent to each of the amendments set forth in this Amendment, which irrevocable consent shall be binding (a) on such Lender’s successors and assigns in accordance with the terms hereof, notwithstanding the occurrence of any assignment of or succession in interest to such Lender’s Advances and/or Commitments prior to the occurrence of the Amendment Effective Date and (b) with respect to any Term Advances and/or Revolver Commitments held by such Lender on the date such Lender delivers its executed counterpart of a signature page to this Amendment or thereafter acquired by such Lender.

SECTION 8 . Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment.

SECTION 9 . Amendment Fees. Subject to the occurrence of the Amendment Effective Date, the Borrowers agree to pay, or cause to be paid to the Agent (a) for the account of each Revolver Lender that consents to this Amendment on or prior to 5:00 p.m. (New York City time) on October 9, 2014, fees (any such fees, the “Revolver Amendment Fees”) in an amount equal to 0.75% of such Revolver Lender’s Revolver Commitment as of the Amendment Effective Date after giving effect to Section 3 above and (b) for the account of each Term Lender that consents to this Amendment on or prior to 5:00 p.m. (New York City time) on October 9, 2014, fees (any such fees, the “Term Amendment Fees” and, together with the Revolver Amendment Fees, the “Amendment Fees”) in an amount equal to 0.75% of the aggregate outstanding principal amount of such Term Lender’s Term Advances (including, for the avoidance of doubt, all Additional Term Advances) as of the Amendment Effective Date.

SECTION 10 Effectiveness.

(a) This Amendment (other than the amendments set forth in Sections 2(b), 2(n), 2(o), 2(q)(ii) and 2(u)(iii)) shall become effective when (i) the Agent shall have received from each Borrower and each Lender a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Agent) that such party has signed a counterpart hereof, (ii) the Borrowers shall have paid, or caused to be paid, all fees and expenses required to be paid by them pursuant to the Loan Documents and that certain Engagement Letter, dated as of September 24, 2014, between J.P. Morgan Securities LLC and the US Borrower, (iii) the Borrowers shall have paid to the Agent, for the account of the applicable Lenders, all Amendment Fees payable pursuant to Section 9, it being understood that (x) once paid, any amounts payable hereunder or any part thereof payable hereunder shall not be refundable under any circumstances and (y) all amounts payable hereunder shall be paid in immediately available funds and shall not be subject to reduction by way of setoff or counterclaim, (iv) the Agent and the Required Term Lenders’ Advisors shall have received a newly conducted field exam and an asset appraisal relating to the assets of the Loan Parties included in the Borrowing Base, each of which shall be in form and substance reasonably satisfactory to Agent and be from firms acceptable to Agent or engaged directly by Agent and (v) the Borrowers shall have paid to the Agent, for the account of the applicable Lenders, all accrued and unpaid Letter of Credit fees and commitment fees pursuant to Sections 2.6(b) and 2.10(b) of the DIP Credit Agreement (the date on which such conditions shall be first satisfied, the “Amendment Effective Date”).

(b) The amendments set forth in Sections 2(b) and 2(u)(iii) shall become effective, retroactive to the Amendment Effective Date, when (i) the Amendment Effective Date shall have occurred and (ii) the Margin Increase Approval Order shall have been entered by the Bankruptcy Court.

(c) So long as the Amendment Effective Date shall have occurred, the amendments set forth in Sections 2(n), 2(o) and 2(q)(ii) shall become effective upon the occurrence of the first to occur of (i) November 17, 2014, if a PSA has not been executed on or prior to such date, (ii) the occurrence of an Event of Default pursuant to Section 8.1, 8.2(a)(i)(solely as a result of (x) a failure to deliver any document pursuant to clauses (a) through (f) of Schedule 5.2, (y) a failure to comply with Section 5.3 or (z) a failure to comply with Section 5.25(a)), 8.2(a)(ii), 8.2(a)(iii), 8.16 or 8.31 of the DIP Credit Agreement and (iii) the occurrence, and continuance for a period of at least five days, of any Event of Default pursuant to Section 8.2(a)(i) not set forth in clause (ii) of this Section 10(c).

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JPMORGAN CHASE BANK, N.A., as Agent
By:
Name:
Title:

EXIDE TECHNOLOGIES

a Delaware corporation, as	US Borrower
By:
Name:
Title:

EXIDE GLOBAL HOLDING NETHERLANDS C.V.

a limited partnership organ represented by Exide Techno	ized and existing under logies, its general part	the laws of the Ne ner, as Foreign Bo	therlands, rrower
By:
Name:
Title:

[LENDERS]

By:
Name:
Title:

Schedule P-4
Bank Guarantees			TOTAL
		Facility	Amount	Required by	Customers
Borrower	Lender	Size (in EUR)	outstanding	Gov. Law	Guarantees
Belgium — Exide Technologies Sprl	BNPFortis	200,000	133,922	50,000	83,922
Germany — EXIDE Technologies GmbH	Deutsche Bank AG	262,301	262,301	0	262,301
Germany — EXIDE Technologies GmbH	Euler Hermes AG	307,200	307,200	0	307,200
Germany — EXIDE Technologies GmbH	AXA	3,500,000	3,394,130	0	3,394,130
Germany — EXIDE Technologies GmbH	Coface	1,130,000	1,130,000	0	1,130,000
Germany — EXIDE Technologies GmbH	Commerzbank	2,520	2,520	0	2,520
Italy — Exide Technologies Srl	Banca Intesa	10,329	10,329	0	10,329
Italy — Exide Technologies Srl	Helvetia	130,633	130,633	130,633	0
Italy — Exide Technologies Srl	Sace Security	1,144,075	1,144,075	304,710	839,366
Italy — Exide Technologies Srl	Allianz	671,165	671,165	300,000	371,165
Nordics — Exide Technologies A/S (Norway)	Handelsbanken	535,675	535,675	0	535,675
Nordics — Exide Technologies A/S (Norway)	Handelsbanken	285,693	285,693	0	285,693
Nordics — Exide Technologies AB (Sweden)	Handelsbanken	7,648	7,648	0	7,648
Nordics — Exide Technologies A/S (Denmark)	Handelsbanken	46,955	46,955	0	46,955
Portugal — Exide Technologies LDA	BCP	200,410	200,410	183,780	16,631
Portugal — Exide Technologies LDA	BPI	39,600	39,600	39,600	0
Portugal — Exide Technologies LDA	BES	13,870	13,870	13,870	0
Portugal — Exide Technologies LDA	Finibanco	528,037	528,037	0	528,037
Spain — Exide Technologies SLU	Banesto	479,718	479,718	456,962	22,755
Spain — Exide Technologies SLU	Mapfre	2,885	2,885	2,885	0
Spain — Exide Technologies SLU	BBVA	551,777	551,777	496,849	54,928
Spain — Exide Technologies SLU	La Caixa	196,044	196,044	196,044	0
Spain — Exide Technologies SLU	Credito y Caucion	67,167	67,167	67,167	0
Spain — Exide Technologies SLU	Bankinter	176,248	176,248	176,248	0
Spain — Exide Technologies SLU	Sabadell Atlantico	1,324,041	1,324,041	1,324,041	0
Spain — Exide Technologies SLU	Bankia	327,683	327,683	200,000	127,683
Spain — Exide Technologies SLU	Millenium	2,000,000	30,992	30,992	0
Spain — Exide Technologies SLU	Ibercaja	643,893	643,893	643,893	0
Spain — Exide Technologies SLU	Caja General Depositos	12,397	12,397	12,397	0
Spain — Exide Technologies SL (Recycling)	Caja General Depositos	601	601	601	0
India — Tudor India Ltd	HDCF Bank	47,994	47,994	0	47,994
India — Tudor India Ltd	Corporation Bank	89,083	89,083	0	89,083

Schedule P-5
Long - Term Loans
		Facility	Facility	Amount
				outstanding as of
Borrowing Entity	Lender/Bank	Description	Size (in EUR)	6/30/14	Term/ Maturity
Belarus — Pinsk Belarus	Belinvesttorg (Minority shareholder)		149,712	149,712
India — Tudor India	Volkswagen Finance Private Limited		24,319	24,319	6/30/2017
Italy — Exide Technologies Srl	Italian Government	Subsidy	39,799	39,687	3/7/2015
Italy — Exide Technologies Srl	Italian Government	Subsidy	267,039	267,039	9/3/2017
Spain — Exide Technologies SLU	Spanish Government	Subsidy	7,157,797	7,157,797	5/30/2024
Spain — Exide Technologies SLU (discount)	Exide Technologies—HYPERION	6/30/2014		(2,236,000)
Spain — Exide Technologies SLU	Banco Popular	Loan	5,000,000	4,095,281	3/14/2019